Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Fidelity Fixed-Income Trust: Fidelity Series Investment Grade Bond Fund, which is included in Post-Effective Amendment No. 123 to the Registration Statement on Form N-1A.

/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
May 13, 2009